SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of The Securities Exchange Act

            Date of Report (Date of Earliest Reported) April 2, 2001


                          MILLENIUM HOLDING GROUP, INC.
                         (Name of Small Business Issuer)


         Nevada                        0-28431                    88-0109108
(State of Incorporation)      (Commission File Number)        (I.R.S. Employer
                                                          Identification Number)


                       3800 Old Cheney Road Suite 101-222
                                Lincoln, NE 68516
           (Address of Principal Executive Offices Including Zip Code)


                                 (402) 434 5690
                         (Registrant's Telephone Number)


           (Former Name, Former Address, if Changed From Last Report)

ITEM 4 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On January 24, 2001, Dana F. Cole & Co. of Lincoln Nebraska, the registrants certifying accountant decided to withdraw as the registrant's principal accountant. The principal accountant's report on the financial statements for the past year contained no adverse opinion or a disclaimer of opinion, nor was qualified nor modified as to uncertainty, audit scope, or accounting principals.

     During the registrant's two most recent fiscal years and any subsequent interim period proceeding said withdrawal, there were no disagreements with the former accountants on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure. There is nothing further to report under Item 304(a)(1) or (iv) (B) through (E).

     The registrant on, March 22, 2001 retained Hanigan Bjorkman and Ecklund, LLP of Lincoln, Nebraska as its principal accountant. Neither the registrant nor anyone on its staff has consulted Hanigan Bjorkman and Ecklund, LLP during the two most recent past fiscal years regarding any matter for which reporting is required under regulation SB, Item 304(a) (2) (i) or (ii) and the related instructions. The Board of Directors approved the appointment of Hanigan Bjorkman and Ecklund, LLP.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) EXHIBITS

         1.   Letter from former auditor.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Millenium Holding Group, Inc.


April 2, 2001                         By: /s/ Richard L. Ham
                                         -----------------------------------
                                      Richard L. Ham, Director and President

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